Exhibit 99.1

 May 11, 2022 Jackson Financial Inc. First Quarter 2022 Financial Results

Forward - Looking Statements and Non - GAAP Measures This document may contain certain statements, other than those relating to historical facts, that constitute “forward - looking st atements.” Forward - looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “p lan,” “predict,” “project”, “will” or “would” and similar terms and phrases, including references to assumptions. Forward - looking statements are not guarantees of future performance, are subje ct to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to di ffer materially from such statements. Forward - looking statements include statements regarding our intentions, beliefs, assumptions, plans, objectives, goals, targets, strategies, fut ure events or performance, and underlying assumptions concerning, among other things, our expectations with respect to distributing capital to our shareholders; financial position ; r esults of operations; cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; and the impact of prevailing ca pital markets and economic conditions. We caution you that forward - looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes of our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or s ugg ested by the forward - looking statements contained in this document. A number of important factors, including the risks, uncertainties and assumptions discussed in Part I, Item 1 A “ Risk Factors” and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10 - K for the ye ar ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the SEC), and subsequent filings with the SEC, could cause actual results and outcomes t o d iffer materially from those reflected in the forward - looking statements. Certain financial data included in this document consists of non - U.S. GAAP (Generally Accepted Accounting Principles) financial measures. These non - U.S. GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to ot her financial measures determined in accordance with U.S. GAAP. Although the Company believes these non - U.S. GAAP financial measures provide useful information to users in measuring the financial performance and condition of its business, users are cautioned not to place undue reliance on any non - U.S. GAAP financial measures and ratios included in this do cument. A reconciliation of the non - U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non - GAAP Financial Measures” in the appendix of this document. Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures , i ncluding “total adjusted capital” and “statutory admitted assets.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company state men ts filed with the Insurance Department of the State of Michigan and available on the Company’s website at https://investors.jackson.com/financials/statutory - filings. There can be no assurance that management’s expectations, beliefs, targets or projections will result or be achieved or accom pli shed. Any forward - looking statements reflect Jackson’s views and assumptions as of the date of this document and Jackson disclaims any obligation to update or revise any forward - looki ng information, whether as a result of new information, future events or otherwise, except as required by law. 2

First Quarter 2022 Highlights Resilient Earnings Results • Net Income attributable to JFI of $2.0 billion • Adjusted Operating Earnings 1 of $354 million • Adjusted Pretax Operating Earnings, excluding notable items 2 , of $463 million, up from $459 million in 1Q21 Solid Capital Return • Share repurchases of $140 million • Dividend payment of $52 million ($0.55 per share) Disciplined Sales Growth • Total retail sales of $4.8 billion with positive net flows of $210 million 3 • Registered Index - Linked Annuity (RILA) gaining traction with sales of $199 million • Defined Contribution sales of $540 million • Institutional sales of $975 million with positive net flows of $316 million 1) See the Appendix for the non - GAAP financial measures, definitions and reconciliations to most comparable GAAP measure 2) See slide #6 for details of notable items 3) excludes net flows attributable to business ceded to Athene 3

2022 Key Financial Targets 4 500 - 525% adjusted Risk Based Capital (RBC) ratio 1 $250 million minimum cash and cash equivalents at holding company 20 - 25% total financial leverage 2 Estimated adjusted RBC ratio was within our target range at the end of the quarter Holding company cash position of nearly $1 billion at the end of the quarter Total financial leverage of 21.2% at the end of the quarter $425 - $525 million capital return to shareholders Returned $192 million of capital to shareholders in 1Q22 through $140 million of share repurchases and $52 million of dividends 1) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsid iar ies, adjusted to include cash and investments at Jackson Financial Inc. in excess of our target minimum cash and cash equival ent s at Jackson Financial Inc . 2) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations.

8,814 8,632 8,694 8,937 9,827 1Q21 2Q21 3Q21 4Q21 1Q22 568 636 487 707 354 1Q21 2Q21 3Q21 4Q21 1Q22 5 Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value 1 ($ millions) Adjusted Operating Earnings • Adjusted Operating Earnings of $354 million, down from 1Q21, primarily the result of lower limited partnership income, higher levels of DAC amortization and higher expenses • Adjusted Operating EPS (diluted) of $3.94 • Conservative definition of Adjusted Operating Earnings 2 • Adjusted Operating ROE 1 of 15.1% Shareholders’ Equity • Shareholders’ Equity of $9.6 billion, down from $10.4 billion at YE21 primarily due to unrealized investment losses, partially offset by net income attributable to JFI of $2,025 million • Adjusted Book Value of $9.8 billion, up from $8.9 billion at YE21 primarily due to adjusted operating earnings of $354 million during the first quarter of 2022, as well as net hedging gains Financial Summary Key Takeaways 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations. 2) Fee attributable to guaranteed be nefits, the associated movements in optional guarantee benefit liabilities and related claims and benefit payments are exclud ed from Adjusted Operating Earnings

Notable Items

($ millions, except per share amounts)	1Q21 Pretax	1Q21 After-tax[1]	1Q21 EPS - Diluted	1Q22 Pretax	1Q22 After-tax[1]	1Q22 EPS - Diluted
Income Attributable to Jackson Financial Inc.	3,518	2,932	31.03	2,355	2,025	22.51
Non-Operating Gains	(2,885)	(2,364)	(25.02)	(1,937)	(1,671)	(18.57)
Adjusted Operating Earnings[2]	633	568	6.01	418	354	3.94
Notable Items Included in Adjusted Operating Earnings						
Deceleration/(Acceleration) of Deferred Acquisition Cost Amortization	30	27	0.28	(81)	(69)	(0.76)
Outperformance from Limited Partnership Income[3]	144	129	1.37	36	30	0.34
Total Notable Items	174	156	1.65	(45)	(38)	(0.42)

- Negative separate account returns resulted in acceleration of DAC amortization in 1Q22 versus deceleration for 1Q21
- Favorable performance from limited partnerships resulted in an annualized return of 20% during 1Q22 versus 49% during 1Q21[4]
- Excluding the notable items impact, adjusted pretax operating earnings increased from $459 million for 1Q21 to $463 million for 1Q22

	1Q21 EPS - Diluted	1Q22 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	0.23	(0.02)

- After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items increased from $4.13 per share for 1Q21 to $4.38 per share for 1Q22

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (1Q21 of 10.3%; 1Q22 of 15.3%). 2) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations. 3) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 4) Income from limited partnerships are reported on a one-quarter lag.

6

Key Impacts of Rising Interest Rates for VA 7 Topic Immediate Go - Forward Notes Hedging Cash Flows Negative Positive • Higher rates drive hedging losses in the current period • Reduced amount of hedging required going forward • Lower cost of hedging instruments going forward Statutory (TAC) Negative Positive • Floored out reserves means hedging losses from higher rates are not fully offset in current period • Benefit emerges over time as cash flows are realized Statutory (CAL) Positive Positive • Because CAL is calibrated further into the tail, higher rates can still potentially reduce the charge even if reserves are floored GAAP Positive Positive • Net income benefits immediately because FAS 157 reserves are sensitive to interest rates • Future implementation impact from Long - Duration Targeted Improvements (LDTI) is reduced as rates rise From an RBC ratio perspective, rising rates may produce a near - term negative impact, but a go - forward benefit to future RBC gene ration

Non-Operating Items

Net hedge gain primarily the result of higher interest rates

1Q22 Pretax Adjusted Operating Earnings Reconciliation


($ millions)
Net Hedge Gain[1]: $782 million
418
764
(1,476)
1,839
(345)
898
260
(3)
2,355
Pretax adjusted operating earnings (Non-GAAP)[2]
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Net reserve and embedded derivative movements[3]
DAC and DSI impact related to the net hedge gain
Net realized investment gains[4]
Net investment income on funds withheld assets
Other
Pretax income attributable to Jackson Financial (GAAP)

Highlights

- 1Q22 net hedge gain[1] of $782 million
- Accounting mismatch on equity market impact as equity derivatives are marked-to-market while non-economic reserves are only partially fair valued
- Mismatch from interest rate movements:
  - SOP-03-1 not sensitive to interest rates
  - FAS 157 assumes that the separate account earned rates are tied to the risk-free curve which introduces non-economic interest rate sensitivity that we do not hedge
- We do not explicitly hedge changes in implied volatility, but rather focus on realized volatility under market shocks

8

1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) See the Appendix for the Non-GAAP financial measures, definitions, and reconciliations 3) Net reserve and embedded derivative movements includes guaranteed benefit claims
4) Includes change in fair value of funds withheld embedded derivative

Segment Results – Retail Annuities

Retail Sales


($ billions)
4.7
4.9
4.8
5.0
4.8
31%
35%
34%
37%
33%
% w/o lifetime guarantees
1Q21
2Q21
3Q21
4Q21
1Q22
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
RILA1
FA / FIA

Total Annuity Market Share[2]


9.7%
6.3%
1Q16
4Q21

Recent Trends

- Variable annuity sales down 2% compared to 1Q21 reflecting:
  - 10% decrease in sales of other variable annuities without lifetime benefit guarantees
  - 1% decrease in sales of variable annuities with lifetime benefit guarantees
  - 1% increase in Elite Access (Investment-Only VA)
  - Defined Contribution sales of $540 million
- Variable annuity net flows slightly positive
- RILA sales of $199 million up from $108 million in 4Q21
- Fee-based total advisory sales of $207 million, down 22% compared to 1Q21
- FA/FIA sales remain at historically low levels following Jackson's decisive pricing actions taken in early 2020
  - 1Q22 fixed and fixed index annuity net inflows were $10 million[3]
- Consistent total annuity market share driven by our disciplined approach to pricing and industry-leading distribution capabilities

9

1) Registered Index-Linked Annuity 2) Source: LIMRA 3) FA/FIA net flows exclude the business ceded to Athene

Segment Results – Retail Annuities

Pretax Adjusted Operating Earnings[1]

($ millions)


-29%
568
406
1Q21
1Q22

Variable Annuity Account Value

($ billions)


2%
237
241
Gross Return²
4.6%
-6.2%
1Q21
1Q22
Separate Account
General Account

RILA Account Value

($ millions)


0
305
1Q21
1Q22

- Pretax adjusted operating earnings decreased, reflecting lower limited partnership income, as well as a DAC acceleration impact from negative 6.2% separate account return in the quarter compared to a DAC deceleration benefit realized in 1Q21, when the separate account return was 4.6%. Additionally, the current quarter reflected higher operating expenses.
  - In periods where separate account returns are lower than our long-term assumption, amortization is shifted from future years driving acceleration of DAC amortization in the current period
- Separate account balances up year-over-year reflecting strong market returns over the past 12 months
- RILA successfully launched in October 2021
- Despite limited sales, fixed annuity and fixed-index annuity account value, excluding the business ceded to Athene, up 10% compared to the year-ago quarter

10

1) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations 2) Quarterly variable annuity gross separate account return

10.6 9.2 (3.0) (0.0) 1.5 0.2 1Q21 Sales Surrenders, Withdrawals, and Benefits Interest Credited Policy Charges and Other 1Q22 36% 38% 20% 6% Segment Results – Institutional & Closed Blocks • Pretax adjusted operating earnings of $23 million increased from $10 million in the year - ago quarter, attributable to lower interest credited • Institutional sales of $975 million 11 • Pretax adjusted operating loss 1 of $8 million Institutional Account Value Closed Block Reserves ($ billions) Institutional Highlights Closed Block Highlights $24.1 billion of total reserves Traditional Life Interest Sensitive Life Other Annuity Group Payout Annuity ($ billions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations

Capital Management 12 • Returned $192 million to shareholders through $140 million of share repurchases and $52 million in dividends, in - line with full year capital return target of $425 - $525 million • Holding company cash of nearly $1 billion, providing an excess cash position over the minimum liquidity target of $250 millio n • Total financial leverage 1 was 21.2% was down from YE21 and remains within our target range of 20 - 25% • Statutory Total Adjusted Capital of $5.4 billion • Estimated adjusted RBC ratio 2 within the target range of 500 - 525% • RBC was reduced by nearly 70 points from the following items: ‒ Reduction in the mean reversion parameter effective 1/1/2022 ‒ Tax related items, primarily deferred tax admissibility ‒ $192 million capital return to shareholders • Remaining change from year - end due to: ‒ Higher cost of hedges resulting from equity market volatility ‒ Net negative impact from interest rates, driven by losses on interest rate hedges, not offset by floored out reserves 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations 2) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsid iar ies, adjusted to include cash and investments at Jackson Financial Inc. in excess of our target minimum cash and cash equivalents at Jackson Financial Inc

― Solid 1Q22 results reflect resiliency of business ― Maintained strong balance sheet and robust levels of liquidity ― Retail sales supported by recently launched RILA and Defined Contribution products ― Well positioned to meet strategic and operational goals and continue creating value for shareholders Summary 13

Appendix

DAC / Mean Reversion Overview 15 ▪ For annuity products, the key driver that determines DAC amortization is historical and projected spread or fee income. For fixed annuities, this is typically stable through time, with account balances growing steadily by a modestly varying growth rate. ▪ However, for variable annuities, market movements can displace the account balance underlying the determination of fee income, creating variability in the account balance pattern, which results in acceleration or deceleration of DAC amortization ▪ Mean reversion is an industry accepted approach used by Jackson to partially normalize this account balance pattern ▪ The parameters used by Jackson are typical relative to the industry: • Long - term gross return assumption of 7.15% (net of external fund management fees) • Returns normalized over an 8 - year period: 3 - year look back (historical), 5 - year look forward (mean reversion rate) • Mean reversion rate over the 5 - year forward period is set so that over the full 8 - year period, the annualized return will equal the 7.15% long - term assumption • This is subject to a mean reversion cap of 15% and floor of 0% for the 5 - year forward period ▪ DAC balances are regularly checked for loss recognition, assuring that DAC balances are recoverable from assumed future gross profits ▪ DAC accounting will change significantly upon the adoption of Long Duration Targeted Improvements (LDTI) Separate Account Growth < Mean Reversion Rate Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Separate Account Growth < Mean Reversion Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Drivers of DAC Amortization / Mean Reversion Current year return Return dropped off from 3 years ago 2022 Rule of Thumb: Acceleration / Deceleration is $21.5m per 1% SA growth under / over mean reversion of 0.3% Note: Deceleration of $49.5m per quarter during 2022 related to the drop - off return

▪ DAC (acceleration)/deceleration is determined by separate account returns as detailed in the prior slide, and has both a drop - off of the 3 - year return component and a current period return component ▪ Estimating the impact from the drop - off of the return 3 years ago is simple, as it remains steady throughout the year at $49.5 million of deceleration each quarter of 2022 ▪ Estimating the impact of the current quarter separate account return requires a projection of the actual separate account return and the corresponding (acceleration)/deceleration that would result This could be modeled by projecting the quarterly separate account return, using the quarterly history in the financial supplement compared to the equivalent S&P return for the period. The corresponding (acceleration)/deceleration could also be estimated based on past history using the updated rule of thumb estimate of $21.5 million per 1% separate account growth under/over the 2022 mean reversion rate of 0.3%. Example below on estimate for 1Q22 versus actual Operating DAC Amortization Modeling 16 (Expense) / Benefit (in $ millions) 1Q22 Actual Core DAC (89) Drop - off T - 3 Return 50 Current Period Return (131) Operating DAC Amortization (170) ▪ Core DAC amortization is not directly market sensitive, as it is a function of current period gross profits This could be modeled as a percentage of the estimate of quarterly adjusted operating earnings before DAC amortization From Financial Supplement ($ millions) 1Q22 Gross Separate Account Return (%) - 6.2% Current Period Return (Expense)/Benefit (131) Note: Figures in tables represent pretax amounts. 1) Current Period Gross Separate Account Return - (Mean Reversion Parameter of 0.3% / 4) x 2022 Rule of Thumb of $21.5m; 1Q22 of ($135)m = ( - 6.2% - 0.075%) x $21.5m Estimated DAC Amortization From Current Period Return Using Rule of Thumb 1 (135)

Drivers of GAAP Guaranteed Benefits and Hedging Results 17 Macroeconomic Factor Impact to Total Guaranteed Benefit Reserves and Hedging Results Reason Equity Markets Up Negative Hedges fully mark to fair value, while not all liabilities are fully fair valued (SOP 03 - 1). This is true under current GAAP (Pre - LDTI adoption) Equity Markets Down Positive Risk Free Rates Up Positive For FAS 157 liabilities, separate account returns are assumed to be directly tied to risk free rates – we do not hedge interest rates for this assumption Risk Free Rates Down Negative Credit Spreads Up Positive Liabilities are discounted using an allowance for credit risk, so higher spreads reduce liabilities – we do not explicitly hedge this item Credit Spreads Down Negative Implied Volatility Up Negative Liabilities are sensitive to moves in implied volatility – we do not explicitly hedge this item and instead price for a high degree of realized volatility Implied Volatility Down Positive

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

1) Guaranteed Benefits and Hedging Results: the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings, as we believe this approach appropriately removes the impact to both revenue and related expenses associated with the guaranteed benefit features that are offered for certain of our variable annuities and fixed index annuities and gives investors a better picture of what is driving our underlying performance. This adjustment includes the following components:

   - Fees Attributable to Guarantee Benefits: fees earned in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from Adjusted Operating Earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from Adjusted Operating Earnings. This adjusted presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;
   - Net Movement in Freestanding Derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from Adjusted Operating Earnings as the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business;
   - Net Reserve and Embedded Derivative Movements: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from Adjusted Operating Earnings as the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying performance of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer's account value on these policies are also excluded from Adjusted Operating Earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;
   - DAC and Deferred Sales Inducements ("DSI") Impact: amortization of deferred acquisition costs and deferred sales inducements associated with the items excluded from Adjusted Operating Earnings;
   - Assumption Changes: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions on an annual basis;

18

Non-GAAP Financial Measures

Adjusted Operating Earnings (Continued)

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the items listed on the previous slide plus the following items:

2) **Net Realized Investment Gains and Losses including change in fair value of funds withheld embedded derivative**: Realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction;

3) **Loss on Athene Reinsurance Transaction**: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;

4) **Net Investment Income on Funds Withheld Assets**: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions;

5) **Other items**: one-time or other non-recurring items, such as costs relating to the Demerger and our separation from Prudential, the impact of discontinued operations and investments that are consolidated on our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations, but for which the consolidation effects are not aligned with our economic interest or exposure to those entities.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

Adjusted Book Value

Adjusted Book Value excludes accumulated other comprehensive income (AOCI) attributable to Jackson Financial Inc. AOCI attributable to Jackson Financial Inc. does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to Jackson Financial Inc. from Adjusted Book Value because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to Jackson Financial Inc. is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Return on Equity

We use Adjusted Operating ROE to manage our business and evaluate our financial performance. Adjusted Operating ROE excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business. We calculate Adjusted Operating ROE by dividing our Adjusted Operating Earnings by average Adjusted Book Value.

Adjusted Book Value and Adjusted Operating ROE should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Financial Leverage Ratio

We use the Financial Leverage Ratio to manage our financial flexibility and ensure that we maintain our financial strength ratings. Total financial leverage is the ratio of total debt to the Total Adjusted Capitalization (combined total debt and Adjusted Book Value).

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

19

Adjusted Operating Earnings Reconciliation 20 $ millions For the Three Months Ended 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 Adjusted Operating Earnings Net income (loss) attributable to Jackson Financial Inc. 2,932 (540) 206 585 2,025 Income tax expense (benefit) 586 (55) (16) 87 330 Pretax income (loss) attributable to Jackson Financial Inc. 3,518 (595) 190 672 2,355 Non - Operating Adjustments (Income) Loss Guaranteed benefits and hedging results: Fees attributable to guarantee benefit reserves (672) (701) (728) (753) (764) Net movement in freestanding derivatives 3,031 442 493 1,708 1,476 Net reserve and embedded derivative movements (4,592) 1,374 997 (532) (1,839) DAC and DSI impact 696 (243) (169) (18) 345 Assumption changes - - - (24) - Total guaranteed benefits and hedging results (1,537) 872 593 381 (782) Net realized investment (gains) losses including change in fair value of funds withheld assets (1,050) 752 79 58 (898) Net investment income on funds withheld assets (291) (294) (300) (303) (260) Other items (7) 25 9 9 3 Total non - operating adjustments (2,885) 1,355 381 145 (1,937) Pretax adjusted operating earnings 633 761 571 817 418 Operating income taxes 65 124 84 110 64 Adjusted operating earnings 568 636 487 707 354 Effective tax rates on adjusted operating earnings 10.3% 16.3% 14.7% 13.5% 15.3%

Select GAAP to Non - GAAP Reconciliation 21 $ millions, except per share and shares outstanding data For the Three Months Ended 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 Net Income (Loss) 3,000 (484) 268 661 2,056 Income attributable to non - controlling interest 68 56 62 76 31 Net Income (Loss) Attributable to Jackson Financial Inc. [a] 2,932 (540) 206 585 2,025 Total Shareholders' Equity 9,984 10,391 10,258 10,394 9,574 Average Shareholders' Equity [b] 9,706 10,187 10,324 10,326 9,984 Total ROE [a]/[b]; Annualized 120.8% - 21.2% 8.0% 22.7% 81.1% Adjusted Operating Earnings [c] 568 636 487 707 354 Adjusted Book Value: Total shareholders' equity 9,984 10,391 10,258 10,394 9,574 Exclude AOCI attributable to Jackson Financial Inc. (1,170) (1,759) (1,564) (1,457) 253 Adjusted Book Value 8,814 8,632 8,694 8,937 9,827 Average Adjusted Book Value [d] 7,818 8,723 8,663 8,816 9,382 Adjusted Operating ROE [c]/[d]; Annualized 29.1% 29.2% 22.5% 32.1% 15.1% Per Share Data (Common Shareholders) Net income (loss) (basic) 31.03 (5.72) 2.18 6.32 23.45 Net income (loss) (diluted) 31.03 (5.72) 2.18 6.19 22.51 Adjusted operating earnings per share (diluted) 6.01 6.74 5.16 7.48 3.94 Book value per common share (diluted) 105.69 109.99 108.59 114.78 107.50 Adjusted book value per common share (diluted) 93.31 91.38 92.03 98.69 110.34 Shares Outstanding Weighted average number of common shares (basic) 94,464,343 94,464,343 94,464,343 92,600,373 86,352,586 Weighted average number of common shares (diluted) 94,464,343 94,464,343 94,464,343 94,468,978 89,959,862 End of period common shares (basic) 94,464,343 94,464,343 94,464,343 88,685,694 85,263,608 End of period common shares (diluted) 94,464,343 94,464,343 94,464,343 90,555,862 89,055,609

Glossary

Assets Under Management (AUM) - General account investments and separate account assets.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes recorded in net losses on derivatives and investments.

Earnings per Share - Basic earnings per share is calculated by dividing net (loss) income attributable to JFI shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the effect of all potentially dilutive instruments, such as share-based awards.

Fixed Annuity - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity - An annuity with an ability to share in the upside from certain financial markets such as equity indices, and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the annuitant.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an annuitant is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

Net Amount at Risk (NAR) - The excess of the current benefit base value for the guarantee benefit over the current account value. The NAR of the GMWB without lifetime benefit is the undiscounted excess of the guaranteed withdrawal benefit over the account value, and the GMWB with lifetime benefit is the estimated value of additional life contingent benefits paid after the guaranteed withdrawal benefit is exhausted.

Net Flows - Net flows represents the net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

22

Glossary

Risk Based Capital (RBC) - Rules to determine insurance company statutory capital requirements. It is based on rules published by the National Association of Insurance Commissioners (NAIC).

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Registered Index-Linked Annuity (RILA) – Jackson Market Link Pro℠ and Jackson Market Link Pro Advisory℠, offers investors exposure to market returns through market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, and fixed annuities, as well as RILA and our lifetime income solutions offering in the defined contribution market starting in the fourth quarter of 2021. These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high net worth investors and the mass and affluent markets.

The financial results of the variable annuity business are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of JFI's fixed annuities, including the fixed portion of its variable annuity account values and fixed index annuities, are largely dependent on JFI's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), funding agreements (including agreements issued in conjunction with JFI's participation in the US Federal Home Loan Bank of Indianapolis program (FHLBI)) and Medium Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLBI in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on JFI's ability to earn spreads on general account assets.

Segment - Closed Life and Annuity Blocks

Although JFI historically offered traditional life insurance products, it discontinued new sales of life insurance products in 2012. JFI's Closed Life and Annuity Blocks segment includes life insurance products offered through that point, including various protection products, such as whole life, universal life, variable universal life and term life insurance products that provide financial safety for individuals and their families. This segment also includes acquired closed blocks consisting primarily of life insurance and group pay-out annuities, and a closed block of defined benefit annuity plans assumed from John Hancock USA and John Hancock Life Insurance Company of New York through a reinsurance agreement.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net losses on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity - A type of annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

23